UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2005

ARCADIA RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code: (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
8-K EXHIBIT INDEX
Director Compensation Agreement, Dated March 22, 2005
Stock Option Agreement, Dated March 22, 2005

Item 1.01. Entry into a Material Definitive Agreement.

     On March 22, 2005, Arcadia Resources, Inc. (the “Company”) and John T. Thornton (“Mr. Thornton”) entered into a Director Compensation Agreement and Stock Option Agreement. Mr. Thornton was elected to the Company’s Board of Directors effective June 15, 2004 and is Chairman of the Audit Committee of the Board of Directors. The Director Compensation Agreement and Stock Option Agreement are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference.

     Mr. Thornton will be compensated annually for each period beginning July 1 and ending June 30 in the amount of $28,000, consisting of $25,000 as an annual retainer and $3,000 as annual compensation for service as Audit Committee Chairman. All compensation will be paid in non-qualified options to purchase the Company’s common stock, awarded in advance of each annual period. The number of options will be determined utilizing mutually acceptable modeling techniques. The exercise price will equal the closing price of the Company’s common stock on the award date. All options will vest immediately and will be exercisable for seven years. The pro rata portion of any unexercised options awarded for an annual period will be forfeited if, before completion of that period, Mr. Thornton is removed as a director and/or the Audit Committee Chairman for cause or if he resigns.

     In addition, Mr. Thornton will receive $1,000 payable in the Company’s common stock for each Board of Directors meeting attended, and $500 payable in the Company’s common stock for each Audit Committee meeting attended. Mr. Thornton shall additionally be reimbursed for all reasonable expenses incurred in connection with his positions as director and Audit Committee Chairman. All shares issuable to Mr. Thornton carry registration rights.

     On March 22, 2005, the Company issued to Mr. Thornton options to purchase 49,040 shares of Company common stock at an exercise price of $1.08 per share, as annual compensation for the period July 1, 2004 through June 30, 2005. The number of options awarded was determined per the Black-Scholes model. Additionally, the Company issued Mr. Thornton 8,298 shares of the Company’s common stock as compensation for attendance at Board and Audit Committee meetings through February 28, 2005.

     These securities were issued to Mr. Thornton in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The transaction is exempt under Section 4(2) of the Securities Act of 1933 because it did not involve a public offering. These securities were issued without general solicitation or advertising. There was no underwriter, and no underwriting commissions or discounts were paid. The transaction also qualifies for the exemption under Rule 506 of Regulation D on the basis that Mr. Thornton is an accredited investor as defined in Rule 501(a) of Regulation D. Further, each common stock certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company’s counsel that registration is not required under the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

     The disclosure set forth above at Item 1.01 is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1	Director Compensation Agreement dated March 22, 2005.
Exhibit 10.2	Stock Option Agreement dated March 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ John E. Elliott II
John E. Elliott II
Its:	Chairman of the Board and Chief Executive Officer

Dated: March 28, 2005

8-K EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

EX-10.1	Director Compensation Agreement dated March 22, 2005.

EX-10.2	Stock Option Agreement dated March 22, 2005.